Exhibit 3.1

Amended and Restated BY-LAWS

OF

GRID DYNAMICS HOLDINGS, INC.

A Delaware Corporation

Effective February 26, 2026

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Section 4.10	Assistant Treasurers	15
Section 4.11	Other Officers	15

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AMENDED AND RESTATED BY-LAWS
OF
GRID DYNAMICS HOLDINGS, INC.
(the “Corporation”)

ARTICLE I
OFFICES

Section 1.1             Registered Office. The registered office of the Corporation shall be as set forth in the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”).

Section 1.2             Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board” or the “Board of Directors”) may from time to time determine.

Section 1.3             Books and Records. The books and records of the Corporation may be kept within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1             Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board, in its sole discretion, may determine that such meetings be held wholly or partially by means of remote communication. For any meeting of stockholders to be held by remote communication, the Corporation shall (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxy holder, (ii) implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.2             Annual Meetings. The annual meeting of stockholders (the “Annual Meeting of Stockholders” or “Annual Meeting”) shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any proper business may be transacted at the Annual Meeting of Stockholders.

Section 2.3             Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation, special meetings of the stockholders of the Corporation, for any purpose or purposes (“Special Meetings of Stockholders” or the “Special Meeting”), may be called by either (i) the Chairperson of the Board of Directors, if there be one (the “Chairperson”), or (ii) the Board of Directors pursuant to a resolution duly adopted by a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

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Section 2.4             Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.5) may be transacted at an Annual Meeting of Stockholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (x) who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4, (2) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the Annual Meeting, (3) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the Annual Meeting, and (4) is a stockholder of record at the time of the Annual Meeting and (y) who complies with the notice procedures set forth in this Section 2.4.

(a)           In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific Time, ninety (90) days nor earlier than 8:00 a.m., Pacific Time, one-hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such Public Announcement (as defined below) of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the Public Announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or by such other means as is reasonably designed to inform the public or stockholders of the Corporation in general of such information, including posting on the Corporation’s investor relations website.

(b)           To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:

(i)            as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these By-laws, the text of the proposed amendment), and the reasons for conducting such business at the Annual Meeting, and

(ii)           as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

a)           the name and address of such person;

b)           (1) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, and (3) any rights to dividends on the Corporation’s securities beneficially owned by such person, or any affiliates or associates of such person that are separated or separable from the underlying security;

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c)           any agreement, arrangement or understanding, whether written or oral, (including and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, hedging or other transaction or series of transactions, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that has been entered into by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to create or mitigate loss to, or to manage the risk or benefit from price changes for, or to maintain, increase or decrease the voting power of, such person, or any affiliates or associates of such person with respect to any securities of the Corporation (any of the foregoing, a “Derivative Instrument”), including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument;

d)           a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (1) the Corporation or any of its subsidiaries or (2) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person;

e)           any material interest (including any existing or prospective commercial, business or contractual relationship) of such person, or any affiliates or associates of such person in the Corporation or any of its subsidiaries or in such business of the Corporation or any of its subsidiaries, other than an interest arising from the ownership of Corporation securities where such person, or any affiliates or associates of such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

f)            any proportionate interest in the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such person, or any affiliates or associates of such person is (1) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, or, if there are no such proportionate interests or Derivative Instruments, a statement that there are none;

g)           any performance-related fees that such person, or any affiliates or associates of such person is entitled to based on any increase or decrease in the value of the Corporation or any Derivative Instruments, including, any such interests held by members of the immediate family of such persons sharing the same household;

h)           any equity interests or any Derivative Instruments, in each case with a market value of more than $100,000, in any competitor of the Corporation or any of its subsidiaries that are held or beneficially owned by such person, or any affiliates or associates of such person;

i)            any direct or indirect interest of such person, or any affiliates or associates of such person in any agreement with the Corporation, any affiliate of the Corporation or any competitor of the Corporation or any of its subsidiaries (in each case, including, any employment agreement, collective bargaining agreement or consulting agreement);

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j)            any material pending or, to such person’s knowledge, threatened legal proceeding or investigation in which such person, or any affiliates or associates of such person is a party or material participant involving the Corporation and any of its subsidiaries or any of its or their respective officers, directors or affiliates;

k)           any material relationship between such person, or any affiliates or associates of such person, on the one hand, and the Corporation and any of its subsidiaries or any of its or their officers, directors or affiliates, on the other hand;

l)            a representation as to whether such person, or any affiliates or associates of such person has breached any agreement, arrangement or understanding with the Corporation or any of its subsidiaries except as previously disclosed to the Corporation;

m)          a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting;

n)           any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

o)           any other information as reasonably requested by the Corporation; and

p)           a representation and undertaking as to whether such person, or any affiliates or associates of such person intends, or is part of a group that intends, to (1) deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the Corporation’s then outstanding stock required to approve or adopt the proposal, or (2) otherwise solicit proxies from stockholders in support of such proposal (such information provided and statements made as required by the foregoing clauses (a) through (p).

(c)           A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting.

(d)           No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.4 or Section 2.5; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.4 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairperson of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(e)           Nothing contained in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

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Section 2.5             Nomination of Directors. Only persons who are nominated in accordance with the procedures of this Section 2.5 shall be eligible for election as directors of the Corporation, except (x) as may be otherwise provided in the Certificate of Incorporation to nominate and elect a specified number of directors in certain circumstances or (y) as provided in that certain Stockholders’ Agreement dated as of November 13, 2019 (as it may be amended or supplemented from time to time, the “Stockholders’ Agreement”), by and among the Corporation, Automated Systems Holdings Limited, a company incorporated in Bermuda with limited liability, and the certain other parties party thereto.

(a)           Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (x) who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.5, (2) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the Annual Meeting or such Special Meeting, (3) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the Annual Meeting or such Special Meeting, and (4) is a stockholder of record at the time of the Annual Meeting or such Special Meeting; and (y) who complies with the notice procedures set forth in this Section 2.5 and with the requirements of the Exchange Act. For the avoidance of doubt, except to the extent specifically required by Rule 14a-19 under the Exchange Act, and the rules and regulations promulgated thereunder, the foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders.

(b)           In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not later than 5:00 p.m., Pacific Time, ninety (90) days nor earlier than 8:00 a.m., Pacific Time, one-hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than 5:00 p.m., Pacific Time, on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such Public Announcement of the date of the Annual Meeting was made, whichever first occurs; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than 5:00 p.m., Pacific Time, on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or Public Announcement of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the Public Announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)           To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:

(i)           as to each person whom the stockholder proposes to nominate for election as a director:

a)           the name, age, business address and residence address of such person;

b)           the principal occupation or employment of such person;

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c)           (1) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, and (3) whether and the extent to which any Derivative Instrument or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation;

d)           such person’s written representation and agreement that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (3) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation;

e)           a description of any business or personal interests that would reasonably be expected to place the nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

f)            all information relating to such nominee for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

g)           the Corporation may require any proposed director nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation and otherwise comply with applicable laws, rules and regulations relating to director qualifications, conflicts of interest, and the disclosure thereof.

(ii)           as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made:

a)           the information set forth in Section 2.4(b)(ii) as applicable to such Annual Meeting or Special Meeting, as the case may be; and

b)           such notice must be accompanied by (1) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Company pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Company in connection with such Annual Meeting or Special Meeting and (2) a written representation and agreement (in form provided by the Corporation) that such nominee (i) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such nominee would face re-election and (ii) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

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(iii)          (A) a representation that the stockholder (and any beneficial owner on whose behalf the nomination is made) intends to solicit proxies in support of director nominees in compliance with requirements of Rule 14a-19 under the Exchange Act, including the obligation to solicit the holders of shares representing at least the minimum percentage required by Rule 14a-19 under the Exchange Act; (B) a representation that the stockholder will deliver to the Corporation, no later than five (5) business days prior to the date of the Annual Meeting or Special Meeting, as applicable, reasonable documentary evidence (as determined by the Corporation in good faith) that the stockholder satisfied the solicitation requirements of Rule 14a-19; and (C) an undertaking to provide prompt written updates or supplements to the information provided pursuant to this Section 2.5 to ensure that such information remains true and correct as of the record date and as of five (5) business days prior to the Annual Meeting or Special Meeting (or any adjournment, rescheduling or postponement thereof).

(d)           Except as otherwise provided in the Stockholders’ Agreement, if (A) any stockholder or any nominee fails to comply with Rule 14a-19 under the Exchange Act or with the requirements of this Section 2.5, or (B) any representation or information provided by a stockholder or nominee pursuant to this Section 2.5 is determined to be materially untrue, incomplete or misleading, then the Corporation may, to the fullest extent permitted by law, declare such nomination(s) defective and disregard such nomination(s), and may disregard any proxies or votes solicited in support of such nominee(s). The chairperson of the meeting shall have the power and duty to determine whether a nomination has been made in accordance with the requirements of this Section 2.5, including any undertaking thereunder, and, if not, to declare that such nomination is defective; once so declared, such nomination shall be disregarded.

(e)           In addition to the requirements of this Section 2.5, any stockholder directly or indirectly soliciting proxies in support of director nominees other than the Corporation’s nominees shall comply with Rule 14a-19 under the Exchange Act, including, without limitation: (i) the timely delivery to the Corporation of all notices, representations and information required by Rule 14a-19; (ii) the solicitation of the holders of shares representing at least the minimum percentage required by Rule 14a-19; and (iii) any certification, declaration, or other evidence of compliance required by Rule 14a-19. For the avoidance of doubt, the timing requirements of this Section 2.5 are in addition to, and do not limit, any separate or additional timing requirements under Rule 14a-19.

Section 2.6             Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting. Notice of any meeting of stockholders shall be deemed given (i) if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records, or (ii) if electronically transmitted in accordance with Article XI hereof.

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Section 2.7             Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Article VI hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 2.8             Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Article VII hereof, until a quorum shall be present or represented.

Section 2.9             Voting. Unless otherwise required (x) by applicable law, rule or regulation (including the rules of any stock exchange on which the Corporation’s shares are listed and traded) or (y) by the Certificate of Incorporation or these By-Laws, or (z) pursuant to the Stockholders’ Agreement, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.12, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.10. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.10           Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

(a)           Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)            A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

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(ii)           A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram or cablegram, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram or cablegram was authorized by the stockholder. If it is determined that such telegrams or cablegrams are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(b)           Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram or cablegram authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram or cablegram for any and all purposes for which the original writing, telegram or cablegram could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram or cablegram.

Section 2.11           List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of such meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps (as determined by the Corporation in its sole discretion) to ensure that such information is available only to stockholders of the Corporation.

Section 2.12           Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.13           Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 2.14           Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairperson of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairperson, are appropriate for the proper conduct of the meeting (including whether to adjourn such meeting). Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

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Section 2.15           Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairperson or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the Chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III
DIRECTORS

Section 3.1             Number and Election of Directors. Subject to the terms of the Stockholders’ Agreement, the Board of Directors shall consist of not less than one (1) nor more than ten (10) members, the exact number of which shall initially be 8 and thereafter fixed from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Subject to the terms of the Stockholders’ Agreement and except as provided in Section 3.2, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders. The Certificate of Incorporation or these By-laws may prescribe qualifications for directors.

Section 3.2             Vacancies. Unless otherwise required by law or the Certificate of Incorporation and except as otherwise provided in the Stockholders’ Agreement, vacancies on the Board of Directors or any committee thereof arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or such committee or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the term of the class, if any, to which the director is appointed and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under these By-laws in the case of the death, removal or resignation of any director.

Section 3.3             Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 3.4             Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairperson, if there be one, or by any two (2) or more directors. Special meetings of any committee of the Board of Directors may be called by the chairperson of such committee, if there be one, or any director serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or electronic mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

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Section 3.5             Organization. At each meeting of the Board of Directors or any committee thereof, the Chairperson of the Board of Directors or the chairperson of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairperson. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairperson of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 3.6             Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing to the Chairperson of the Board of Directors, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairperson of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law or provided in the Stockholders’ Agreement, any director or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Except as otherwise provided in the Stockholders’ Agreement, any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 3.7             Quorum; Required Vote. Except as otherwise (x) required by applicable law, rule or regulation (including the rules of any stock exchange on which the Corporation’s shares are listed and traded), (y) required by the Certificate of Incorporation or these By-Laws or (z) provided in the Stockholders’ Agreement, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 3.8             Supermajority Vote Required. Except as otherwise (x) required by applicable law, rule or regulation (including the rules of any stock exchange on which the Corporation’s shares are listed and traded), (y) required by the Certificate of Incorporation or these By-Laws, or (z) provided in the Stockholders’ Agreement, any action brought before any meetings of the Board of Directors (i) increasing the number of members of the Board, (ii) amending these By-Laws, or (iii) issuing Additional Shares of Common Stock of the Corporation, shall be determined by the affirmative vote of two-thirds of the directors then in office at a duly authorized meeting at which a quorum is present. “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation other than (i) shares of Common Stock, restricted stock units or options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by a majority of the Board, and (ii) those shares of Common Stock or convertible securities actually issued upon the exercise of any stock options or shares of Common Stock actually issued upon the conversion or exchange of convertible securities outstanding as of the effective date of these By-Laws.

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Section 3.9             Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10           Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

Section 3.11           Committees. Subject to the terms of the Stockholders’ Agreement:

(a)           The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading;

(b)           The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject also to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

(c)           Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

(d)           Notwithstanding anything to the contrary contained in (a)-(c) of this Section 3.11, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

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Section 3.12           Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 3.13           Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

Section 4.1             General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its sole discretion, also may choose a Chairperson of the Board (subject to the provisions of the Stockholders’ Agreement) and/or one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairperson of the Board of Directors, need such officers be directors of the Corporation.

Section 4.2             Election. Subject to the terms of the Stockholders’ Agreement, the Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.3             Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

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Section 4.4             Chairperson of the Board of Directors. The Chairperson of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and the Board of Directors. Except where by law the signature of the President is required, the Chairperson of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairperson of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 4.5             President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairperson of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairperson of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. If there be no Chairperson of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 4.6             Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairperson of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairperson of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 4.7             Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairperson of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

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Section 4.8             Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 4.9             Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.10           Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 4.11           Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
STOCK

Section 5.1             Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated shares. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 5.2             Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

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Section 5.3             Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.4             Transfers. Except as otherwise provided in agreements entered into from time to time between the Corporation and its stockholders, stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.5             Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.6             Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.7             Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

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ARTICLE VI
NOTICES

Section 6.1             Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given (i) by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or (ii) electronically, in accordance with Article XI hereof. Written notice may also be given personally or by telegram, telex or cable.

Section 6.2             Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1             Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”) and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8 hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.2             Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.3             Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by resolution of the Board.

Section 7.4             Corporate Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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ARTICLE VIII
INDEMNIFICATION

Section 8.1             Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2             Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3             Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4             Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By-Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

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Section 8.5             Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6             Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7             Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By-Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.8             Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9             Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10           Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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ARTICLE IX
AMENDMENTS

Section 9.1             Amendments. These By-Laws may be altered, amended or repealed in accordance with the Certificate of Incorporation, the Stockholders’ Agreement and the DGCL.

Section 9.2             Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE X
EXCLUSIVE FORUM

To the fullest extent permitted by applicable law:

(A) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any director, stockholder, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these By-laws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws (as either may be amended from time to time), or (v) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (v) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court, or for which such court does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X, Part (A). For the avoidance of doubt, this Article X, Part (A) shall not apply to any action brought to enforce a duty or liability created by the Securities Act of 1933, or any successor thereto (the “Securities Act”) or the Exchange Act.

(B) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X, Part (B).

ARTICLE XI
NOTICE BY ELECTRONIC TRANSMISSION

Section 11.1           Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these By-laws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to the preceding paragraph shall be deemed given: (w) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (x) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (y) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (z) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 11.2             Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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